POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5





	The undersigned director/officer of Anixter International
Inc. hereby
authorizes
  John Dul, James Knox or Dennis Letham to sign on behalf of the undersigned any
  Forms 4 and 5 that are
required to be filed from
time to time with the Securities
  and
Exchange Commission.  Such forms
shall be completed from the information

  furnished by me to the Company
and the information in the Company's
records.
  This authority shall
continue in effect until revoked.







  Dated this 15th day
of May, 2003.


Signed:   	F. Philip Handy

  Printed Name:  F.
Philip Handy